United American Petroleum Corp 10-Q

Exhibit 32.1

Certification of Principal Executive and Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of United American Petroleum Corp., a Nevada corporation (the “Company”) on Form 10-Q for the period ending March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael Carey, Chief Executive Officer, Chief Financial Officer, President, Treasurer and a director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Carey
Michael Carey Chief Executive Officer and Chief Financial Officer, (Principal Executive Officer and Principal Financial Officer) May 19, 2014